EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50584) of RadiSys Corporation of our report dated June 6, 2002 relating to the financial statements of the RadiSys Corporation 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
June 21, 2002











































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